As filed with the Securities and Exchange Commission on March 11, 2015

Registration No. 333-197250

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JASON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2888322
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

411 East Wisconsin Avenue, Suite 2100 Milwaukee, Wisconsin	53202
(Address of Principal Executive Offices)	(Zip Code)

Jason Industries, Inc. 2014 Omnibus Incentive Plan

(Full title of the plan)

William Schultz

General Counsel

411 East Wisconsin Avenue, Suite 2100

Milwaukee, Wisconsin 53202

(414) 277-9445

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

(212) 446-4900 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Jason Industries, Inc. (the “Registrant”) is filing this Post-Effective Amendment to its Registration Statement (the “Registration Statement”) on Form S-8 (File No.: 333-197250) to deregister all securities that were previously registered and remain unsold or otherwise unissued under the Jason Industries, Inc. 2014 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Milwaukee, State of Wisconsin, on March 11, 2015.

Jason Industries, Inc. (Registrant)

By:	/s/ Stephen L. Cripe
Stephen L. Cripe
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act.